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                                                                    Exhibit 99.4

Press Release

                      Nutri/System, Inc. & QVC, Inc. Sign
                         Exclusive Promotion Agreement

Horsham, PA - September 18, 2001--Nutri/System, Inc. (OTC BB:THIN - news) today announced that it had signed an agreement with QVC, giving the electronic retailer exclusive rights to promote Nutri/System's weight loss products in the United States on direct response television programs. While it is not subject to a minimum purchase requirement, QVC will not have the right to renew the agreement and retain its exclusive rights unless it generates retail sales of at least $31 million over the initial two-year contract term.